Exhibit 10.9

SMITH BARNEY FUTURES MANAGEMENT INC.

390 Greenwich Street, 1st Floor, New York, New York 10013-2396

June 1, 1999

Chesapeake Capital Corp.

500 Forest Avenue

Richmond, Va. 23229

Attention: Mr. John Hoade

Re:	Management Agreement Renewal Smith Barney Tidewater Futures Fund L.P.

Dear Mr. Hoade:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the “Management Agreement”). We would like to extend the term of the Management Agreement through June 30, 2000 and all other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5416.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.
By:	/s/ Daniel A. Dantuono
Daniel A. Dantuono Chief Financial Officer, Director & Treasurer

AGREED AND ACCEPTED
CHESAPEAKE CAPITAL CORP.
By:	/s/ John M. Hoade
Print Name:	John M. Hoade

DAD/sr